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                                                                 EXHIBIT 8.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]



                               September 9, 1996

(213) 229-7000                                                     C 72752-00006


The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036

        Re:  The Price REIT, Inc.

Gentlemen:

        We have acted as special counsel to The Price REIT, Inc., a Maryland corporation (the "Company"), in connection with the sale by the Company of up to 690,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), including up to 90,000 shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") which was declared effective by the Securities and Exchange Commission on September 1, 1995 (Registration No. 33-95832).

        You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of Common Stock in connection with the sale described above. This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

        We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.
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                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

The Price REIT, Inc.
September 9, 1996
Page 2

        We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that:

        (1) Commencing with the Company's taxable year ending December 31, 1991, the Company was organized in conformity with the requirements for qualifications as a real estate investment trust, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

        (2) The information in the Registration Statement under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is accurate in all material respects.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Company's representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

        We hereby consent to the use of our name and our opinion under the heading "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                Very truly yours,

                                /s/ Gibson, Dunn & Crutcher LLP
                                -----------------------------------
                                GIBSON, DUNN & CRUTCHER LLP


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